EXHIBIT 99.1

                                [SIX FLAGS LOGO]

              SIX FLAGS AGREES TO SELL SEVEN PARKS FOR $312 MILLION

          Six Flags Magic Mountain and Hurricane Harbor in Valencia, CA
                               Excluded from Sale

   PARC 7F - Operations Corporation Will Purchase and Operate the Seven Parks;
                Financing Committed by CNL Income Properties Inc.

New York, NY - January 11, 2007 - Six Flags, Inc. (NYSE: SIX) announced today that it has entered into an agreement to sell three of its water parks and four of its theme parks to PARC 7F-Operations Corporation (PARC) of Jacksonville, FL for $312 million, consisting of $275 million in cash and a note receivable for $37 million. The seven parks are: Six Flags Darien Lake in Buffalo, NY; Six Flags Elitch Gardens in Denver, CO; Frontier City and the White Water Bay water park in Oklahoma City, OK; SplashTown in Houston, TX; Waterworld USA in Concord, CA; and Wild Waves and Enchanted Village in Seattle, WA. The seven parks are estimated to have generated approximately $30 million of Park EBITDA(1) and 3.6 million of attendance in 2006.

Six Flags Magic Mountain and the adjacent Hurricane Harbor water park in Valencia, CA are not included in this transaction and will be fully operational and open for business in 2007 and beyond.

"We're pleased with the sale price for this portfolio of parks, particularly since we were able to retain the Magic Mountain parks," said Mark Shapiro, Six Flags President and CEO. "This transaction confirms the value inherent in our major market branded parks."

The disposition of these seven parks is a key component of the Company's overall strategy to reduce debt and enhance operational and financial flexiblity. Company management stated earlier this year that its intent was to reduce debt by several hundred million dollars over the next several years. The agreement announced today, combined with the June 2006 sale of the land underlying its Houston AstroWorld theme park for $77 million, will result in gross cash proceeds of $352 million for debt reduction.

In their most recent operating years, the seven parks to be sold and the Houston AstroWorld park contributed approximately $35 million(2) of Park EBITDA, implying a valuation multiple of approximately 11 times the combined Park EBITDA.

"My new management team had several key priorities for Six Flags in 2006: transitioning our brand to attract families; cleaning up the parks; reducing capital expenditures; establishing a Corporate Alliances department to forge sponsorship and marketing partnerships with major consumer brands; increasing guest spending; and selling assets as a means to reduce the company's debt," said Shapiro. "With this announcement, all those steps are in full swing and we now have our agenda focused squarely on the 2007 season. A targeted increase in our media spend and our strong new entertainment alliances have us poised to realize attendance gains, making for a successful 2007 season."

The Company noted that obligations with respect to 2007 season passes and any committed park events, including group bookings and the previously announced Dream Nite promotion, will continue to be fulfilled under the new park ownership. Although the two Six Flags-branded parks involved in the sale, Darien Lake in Buffalo, NY and Elitch Gardens in Denver, CO, will no longer carry the Six Flags brand under the new ownership, any 2007 season passes purchased at either of those parks will continue to be honored at all Six Flags branded parks throughout the 2007 season.

As part of the arrangements for the acquisition, PARC will simultaneously sell the parks to CNL Income Properties Inc. (CNL), a Florida-based real estate investment trust, and lease back the parks from CNL pursuant to long-term leases. The sale is subject to satisfaction of customary closing conditions, including clearance under the Hart-Scott-Rodino Act and receipt of necessary third-party consents. The transaction is expected to be completed in March 2007.

The Company will conduct a call with analysts and investors on Friday, January 12, 2007 at 12:00 pm EST to discuss the transaction and revise its 2007 guidance to reflect the sale transaction. Listeners in the U.S. and Canada should dial 866-202-3048 at least 10 minutes prior to the start of the conference. Listeners outside the U.S. or Canada should dial 617-213-8843. The passcode is 80805811. A playback of the teleconference will be available approximately one hour after the conclusion of the live event, extending until midnight on December 18, 2007. To access the playback, dial 888-286-8010 (U.S./Canadian listeners) or 617-801-6888 (international listeners). The passcode is 95230603. The dial-in information is being provided only to investors, analysts and portfolio managers. In addition, the teleconference will be broadcast live to interested parties as a listen-only Webcast on http://investors.sixflags.com/.

Six Flags, Inc. is the world's largest regional theme park company. Founded in 1961, Six Flags celebrated its 45th Anniversary in 2006. It is a publicly-traded corporation (NYSE: SIX) headquartered in New York City.

Forward Looking Statements:

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, Six Flags' success in implementing its new business strategy. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the caption "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2005, which is available free of charge on Six Flags' website http://www.sixflags.com.

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(1) Park EBITDA, a non-GAAP measure, is the primary performance measure used by the company's management to analyze operating results and to allocate resources, and is defined as income from operations less non-cash operating expenses (principally depreciation, amortization and impairment, gain or loss on fixed assets) and certain corporate overhead costs. For 2006, non-cash operating expenses for the seven parks are estimated to total $16.0 million. The company does not have an available estimate of the corporate overhead costs that would be allocable to the seven parks for 2006. The company believes that Park EBITDA also provides useful information to investors regarding operating performance. The Company believes that Park EBITDA is used by many investors, equity analysts and rating agencies as a measure of performance. Park EBITDA is not a GAAP measure and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of operating performance. Park EBITDA as defined in this release may differ from similarly titled measures presented by other companies.

(2) The Houston AstroWorld park generated approximately $5 million of Park EBITDA in 2005, which was its final year of operation. For 2005, non-cash operating expenses for AstroWorld park totaled $3 million. The company does not have an estimate of the corporate overhead costs that would have been allocable to AstroWorld park in 2005.